Exhibit 3.1

ARTICLES OF

INCORPORATION

(PURSUANT TO NRS 78)

1. Name of Corporation	Syconet,com, Inc.

NAME
2. Resident Agent Name	The Corporation Trust Company of Nevada
and Street Address:
	PHYSICAL STREET ADDRESS			CITY		ZIP
	6100 Neil Road, Suite 500			Reno	NEVADA 89511

	ADDITIONAL MAILING ADDRESS			CITY	STATE	ZIP

3. Shares:	Number of shares				Number of shares
	with par value:		Par value:		without par value: 0
	500,000,000		$0.001

4. Names. Addresses.	The First Board of Directors/Trustees shall members whose names and consist of 1 member whose names and addresses are as follows:

Number of Board of
Directors/Trustees:	1. NAME	Gary Fox
	STREET ADDRESS			CITY	STATE	ZIP
	5020 Campus Drive			Newport Beach	CA	92660
2. NAME
	STREET ADDRESS			CITY	STATE	ZIP

The purpose of this corporation shall be:
5. Purpose	Consulting services

6. Other Matters:	Number of addition pages: 0

Susan Wheeler
7. Names. Addresses				/s/ Susan Wheeler
	NAME			Signature
and Signatures of	STREET ADDRESS			CITY	STATE	ZIP
Incorporators:	818 W. Seventh Street, 2nd Floor			Los Angeles	CA	90017

8. Certificate of	I,				The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named corporation,
Acceptance of
Appointment of
Resident Agent:
/s/ Scott Ferraro
	Authorized Signature of Resident Agent or Resident Agent Company				Date: 12/19/01